Navitas Semiconductor Corp. 3520 Challenger Street Torrance, CA 90503-1640

Important Notice Regarding the Availability of Proxy Materials For the 2024 Annual Meeting of Stockholders to be Held on June 7, 2024

The following proxy materials are available to you to review at: https://www.cstproxy.com/nvts/2024
● the Company’s annual report on Form 10-K for the year ended December 31, 2023
● the Company’s proxy statement for the annual meeting
● the proxy card for the annual meeting
● any amendments to the foregoing materials that are required to be furnished to stockholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or email copy of these documents, you must request one. There is no charge for such documents to be mailed or emailed to you. Please make your request for a copy as instructed below as soon as possible, and on or before May 24, 2024, to facilitate timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number.

REQUESTING A PAPER OR EMAIL COPY OF THE PROXY MATERIALS
By telephone please call 1-888-266-6791, or
Visit: https://www.cstproxy.com/nvts/2024 or
By email to: proxy@continentalstock.com
Please include the Company name and your control number in the subject line.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

NAVITAS SEMICONDUCTOR CORP. c/o Continental Proxy Services 1 State Street, New York, NY 10004	Navitas Semiconductor Corp. 3520 Challenger Street Torrance, CA 90503

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING to be held on June 7, 2024

*Stockholders are cordially invited to attend the annual meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Stockholder:

The 2024 annual stockholders’ meeting of Navitas Semiconductor Corporation (the “Company”) will be held at the Company’s offices at 3520 Challenger St., Torrance, CA 90503, on Friday, June 7, 2024, at 9:30 AM (local time).

Proposals to be considered at the annual meeting:

(1)	To consider and act upon a proposal to elect to the Company’s board of directors two persons nominated by the board of directors to serve as Class III directors for terms expiring at the 2027 annual stockholders’ meeting;

(2)	To conduct an advisory vote on the Company’s executive compensation;

(3)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

(4)	To consider and act upon a proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

(5)	To address such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors recommends a vote “FOR” all nominees under Proposal 1, “FOR” Proposal 2, for a frequency of “ONE YEAR” on Proposal 3 and “FOR” Proposal 4.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER
The Proxy Materials are available for review at: https://www.cstproxy.com/nvts/2024